UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2004

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization) 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada (Address of principal executive offices)	1-7850 (Commission File Number)	88-0085720 (I.R.S. Employer Identification No.) 89193-8510 (Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Item 5. Other Events and Regulation FD Disclosure.

On March 23, 2004, Southwest Gas Corporation (the Company) announced the retirement of Chief Executive Officer (CEO) Michael O. Maffie effective June 2004. Mr. Maffie will continue to serve as a member of the Board of Directors.

The Board of Directors has been planning for this eventuality for several years and intends to appoint Jeffrey W. Shaw, current President, as the new CEO. Several years ago the Company took steps to broaden and deepen the experience of senior management to provide for an orderly transition in succession planning. The appointment of Mr. Shaw to the position of CEO will complete this process, which included his promotion to President in July 2003.

Prior to his position as President, Mr. Shaw served as Senior Vice President/Gas Resources and Pricing, Senior Vice President/Finance and Treasurer as well as the Chief Accounting Officer. He joined Southwest Gas in 1988 as Director/Internal Audit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 23, 2004	SOUTHWEST GAS CORPORATION /s/ ROY R. CENTRELLA Roy R. Centrella Vice President/Controller and Chief Accounting Officer